UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2006 (December 7, 2006)

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 7, 2006, EnerSys (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. (the “Underwriter”) and certain of the Company’s stockholders (the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 6,000,000 shares of the Company’s common stock (the “Shares”) to the Underwriter at a price per Share of $16.02, for resale by the Underwriters pursuant to Registration Statement No. 333-136085. On December 12, 2006, the sale of the Shares pursuant to the Underwriting Agreement was completed, resulting in proceeds to the Selling Stockholders of approximately $96.12 million.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
EX- 10.1	Underwriting Agreement, dated December 7, 2006, between EnerSys, Lehman Brothers Inc. and certain selling stockholders named therein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: December 12, 2006	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX- 10.1	Underwriting Agreement, dated December 7, 2006, between EnerSys, Lehman Brothers Inc. and certain selling stockholders named therein.